As filed with the Securities and Exchange Commission on January 13, 2010

Registration No. 333-163294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-0993790

(I.R.S. Employer Identification Number)

One Quaker Park, 901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Barry

Chairman, Chief Executive Officer and President

Quaker Chemical Corporation

One Quaker Park, 901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howell J. Reeves, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1926

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (1)(3)(4)	Amount of registration fee (3)
Debt Securities
Preferred Stock
Depositary Shares (5)
Common Stock, $1.00 par value (6)
Series B Preferred Stock Purchase Rights (7)
Warrants
Units (8)
Total			$100,000,000	$5,580.00 (9)

(1)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Each share of common stock includes an associated Series B Preferred Stock Purchase Right which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, as described in “Description of Common Stock.” Each share of common stock also includes, if applicable, any shareholder right or similar right associated with one share of common stock under any shareholder rights plan or similar plan that is adopted in the future, as described in “Description of Common Stock.”

(7)	The Series B Preferred Stock Purchase Rights (“Rights”), which will not be offered separately but only with the Common Stock, may be exercised after the “Distribution Date,” as defined, but only before the earlier of (i) March 20, 2010 or (ii) the time at which the Rights are redeemed or terminated by the Registrant, as described in “Description of Common Stock–Shareholder Rights Plan.”

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, which securities may or may not be separable from one another.

(9)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2010

PROSPECTUS

QUAKER CHEMICAL CORPORATION

$100,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

PREFERRED STOCK PURCHASE RIGHTS

WARRANTS

UNITS

We may from time to time in one or more offerings offer and sell up to $100,000,000 aggregate dollar amount of debt securities, preferred stock (either separately or represented by depositary shares), common stock (including, if applicable, any associated preferred stock purchase rights) and warrants, as well as units that include any of these securities. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of our company.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock trades on the New York Stock Exchange under the symbol “KWR.” Our principal executive offices are located at One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380. The telephone number at our principal executive offices is (610) 832-4000.

See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “Quaker,” “the company,” “we,” “us,” and “our” refer to Quaker Chemical Corporation, a Pennsylvania corporation, and its consolidated subsidiaries, unless the context otherwise requires. Each reference in this prospectus to Quaker Chemical Corporation’s common stock includes any preferred stock purchase rights or other similar rights associated with the common stock, unless the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, or any other offering material or of any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a Web site at http://www.quakerchem.com with information about our company. Information contained on our Web site or any other Web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) The company’s annual report on Form 10-K for the year ended December 31, 2008 filed on March 5, 2009 (the consolidated financial statements for the three years ended December 31, 2008 contained in the company’s annual report on Form 10-K have been retrospectively adjusted to reflect the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 and FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, as described in the current report on Form 8-K filed on November 23, 2009);

(b) The company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed on April 28, 2009, July 29, 2009 and October 27, 2009, respectively;

(c) The company’s current reports on Form 8-K dated February 17, 2009, November 23, 2009 and November 24, 2009, respectively;

(d) The description of the company’s common stock contained in its registration statement on Form 8-A/A filed on August 2, 1996; and

(e) The description of the company’s stock purchase rights set forth in its registration statement on Form 8-A filed on March 7, 2000.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Quaker Chemical Corporation

Investor Relations

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(610) 832-4119

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-

looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of Quaker, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

•	changes in the industries and markets that we serve could have a material adverse effect on our liquidity, financial position and results of operations;

•	we may be unable to achieve sufficient price increases or contract concessions to offset increases in the costs of raw materials, or price increases that we implement may result in the loss of sales;

•	bankruptcy of one or more significant customers could have a material adverse effect on our liquidity, financial position and results of operations;

•

our credit facility contains limitations on our ability to make capital expenditures, investments and acquisitions and on our ability to incur liens, and includes default provisions that permit our lenders, among other things, to decline to make further advances and/or to accelerate our obligation to repay all of our outstanding obligations under the credit facility in the event of our inability to comply with the terms of the credit facility;

•

we may not be able to renew or extend our credit facility when its current term expires in 2012 or enter into a new credit facility. If we are able to renew or extend our credit facility, it may be on terms substantially less favorable than those of our current credit facility;

•

we are a party to proceedings, cases and requests for information from, and negotiations with, various claimants and federal and state agencies relating to various matters, including environmental matters, and an adverse result in one or more of these matters could materially and adversely affect our liquidity, financial position and results of operations;

•

our continued success depends on our ability to continuously develop and manufacture new products and product enhancements on a timely and cost-effective basis in response to customers’ demands, and we may not be able to develop and introduce products incorporating new technologies in a timely manner that will satisfy our customers’ future needs or achieve market acceptance;

•

since significant revenues and earnings are generated by non-U.S. operations, our financial results are affected by currency fluctuations, particularly between the U.S. dollar, the E.U. euro, the Brazilian real and the Chinese renminbi, and the impact of those currency fluctuations on the underlying economies;

•	our international operations involve additional risks that include, but are not limited to, the following:

•	changes in economic conditions from country to country;

•	changes in a country’s political system;

•	trade protection measures;

•	licensing and other legal requirements;

•	local tax requirements;

•	longer payment cycles in certain foreign markets;

•	restrictions in some countries on the repatriation of our assets, including cash;

•	significant foreign and U.S. taxes on repatriated cash;

•	the difficulties of staffing and managing dispersed international operations;

•	less protective foreign intellectual property laws; and

•	legal systems that may be less developed and predictable than those in the United States;

•

in the event we determine that we will not be able in the future to realize all or part of our net deferred tax asset, we will be required to make an adjustment to the amount of our deferred tax asset that will result in a non-cash charge to income in the period the determination is made and, depending on the amount of the charge, it can have a material adverse effect on our financial statements;

•	the industry in which we operate is very competitive and increased competition could adversely affect our profitability;

•	our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters or other catastrophic events, including war and terrorism; and

•	the loss of management and other key personnel could significantly harm our business.

In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our annual report on Form 10-K for the year ended December 31, 2008, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

THE COMPANY

Quaker develops, produces, and markets a broad range of formulated chemical specialty products for various heavy industrial and manufacturing applications and, in addition, offers and markets chemical management services, which we refer to as “CMS.” Quaker’s principal products and services include: (i) rolling lubricants (used by manufacturers of steel in the hot and cold rolling of steel and by manufacturers of aluminum in the hot rolling of aluminum); (ii) corrosion preventives (used by steel and metalworking customers to protect metal during manufacture, storage, and shipment); (iii) metal finishing compounds (used to prepare metal surfaces for special treatments such as galvanizing and tin plating and to prepare metal for further processing); (iv) machining and grinding compounds (used by metalworking customers in cutting, shaping, and grinding metal parts which require special treatment to enable them to tolerate the manufacturing process, achieve closer tolerance, and improve tool life); (v) forming compounds (used to facilitate the drawing and extrusion of metal products); (vi) hydraulic fluids (used by steel, metalworking, and other customers to operate hydraulically activated equipment); (vii) technology for the removal of hydrogen sulfide in various industrial applications; (viii) chemical milling maskants for the aerospace industry and temporary and permanent coatings for metal and concrete products; (ix) construction products, such as flexible sealants and protective coatings, for various applications; and (x) programs to provide chemical management services. Individual product lines representing more than 10% of consolidated revenues for any of the past three years are as follows:

	2008	2007	2006
Rolling lubricants	19.7%	19.8%	21.0%
Machining and grinding compounds	17.7%	17.6%	16.6%
Chemical management services	11.1%	12.2%	10.3%
Hydraulic fluids	11.1%	10.7%	10.8%
Corrosion preventives	10.2%	10.3%	10.6%

A substantial portion of Quaker’s sales worldwide are made directly through its own employees and its CMS programs with the balance being handled through value-added resellers and agents. Quaker employees visit the plants of customers regularly and, through training and experience, identify production needs which can be resolved or alleviated either by adapting Quaker’s existing products or by applying new formulations developed in Quaker’s laboratories. Quaker makes little use of advertising but relies heavily upon its reputation in the markets which it serves. Generally, separate manufacturing facilities of a single customer are served by different personnel. As part of the company’s chemical management services, certain third-party product sales to customers are managed by the company. Where the company acts as principal, revenues are recognized on a gross reporting basis at the selling price negotiated with the customers. Where the company acts as an agent, such revenue is recorded using net reporting as service revenues, at the amount of the administrative fee earned by the company for ordering the goods. Third-party products transferred under arrangements resulting in net reporting totaled $32.2 million, $52.7 million and $62.8 million for 2008, 2007 and 2006, respectively. The company recognizes revenue in accordance with the terms of the underlying agreements, when title and risk of loss have been transferred, collectability is reasonably assured, and pricing is fixed or determinable. This generally occurs for product sales when products are shipped to customers or, for consignment arrangements, upon usage by the customer and when services are performed. License fees and royalties are recognized in accordance with agreed-upon terms, when performance obligations are satisfied, the amount is fixed or determinable, and collectability is reasonably assured, and are included in other income.

We were incorporated in the Commonwealth of Pennsylvania in 1930. Our principal executive offices are located at One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380 and our telephone number is (610) 832-4000.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Nine Months Ended September 30, 2009	Year Ended December 31
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges[1]	3.3	3.3	3.8	3.7	2.2	5.3

[1]

In computing the ratio of earnings to fixed charges: (i) earnings were the income from continuing operations before income taxes and adjustment for income (loss) from equity affiliates and noncontrolling interests, fixed charges, distributed income of equity affiliates and excluding capitalized interest and noncontrolling interest in income before taxes of subsidiaries that have not incurred fixed charges; and (ii) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	debt securities;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock (including, if applicable, the Series B Preferred Stock Purchase Rights or any other associated preferred stock purchase rights);

•	warrants exercisable for our debt securities, preferred stock, depositary shares or common stock; and

•	units comprised of any combination of our debt securities, preferred stock, depositary shares, common stock and warrants.

We may issue the debt securities as exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities of Quaker Chemical Corporation, which debt securities may be convertible.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between Quaker Chemical Corporation, as obligor, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, which we refer to as the “TIA.”

The forms of indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of senior indenture under which one or more series of senior debt securities may be issued, a form of senior subordinated indenture under which one or more series of senior subordinated debt securities may be issued, and a form of subordinated indenture under which one or more series of subordinated debt securities may be issued, subject to any amendments or supplements to such indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the senior indenture, the senior subordinated indenture and the subordinated indenture. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indentures will also be governed by the TIA. You should refer to the applicable indenture for more specific information.

The following description is a summary of selected general provisions relating to the debt securities and the indentures. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the indenture, as that indenture may be supplemented, amended or modified from time to time as provided therein.

When we refer to “Quaker,” “the company,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Quaker Chemical Corporation and not any of our subsidiaries or associated companies.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:

•	the title, aggregate principal amount and classification of the debt securities;

•

any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•

the rate (which may be fixed or variable) at which the debt securities will bear interest, or the method for determining the rate at which the debt securities will bear interest, and the date from which any interest will accrue;

•	the interest payment dates for the debt securities or the method of determining those dates;

•	any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, will accrue;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, relating to the seniority or subordination of all or any portion of the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the indenture;

•	the registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Quaker common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, a description of the collateral;

•

whether the debt securities will be issued in the form of one or more “global securities,” and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Quaker with respect to a series of debt securities that are in addition to, modify or delete those described in the indenture;

•	the events of default relating to the debt securities that are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities that are in addition to, modify or delete those described in the applicable indenture.

Unless otherwise indicated in the prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Selection and Notice Upon Optional Redemption

Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indenture provides that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:

(1) if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange on which the debt securities of such series are listed, or

(2) if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

No debt securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Notices of redemption may be conditional in that the company may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the company or by the company).

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of them called for redemption so long as the company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the debt securities to be redeemed.

Covenants

In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indentures, we will agree:

•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and

•	to preserve our corporate existence.

Merger, Consolidation, or Sale of Assets

Each of the indentures provides that Quaker may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Quaker and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:

(1) either

(a) in the case of a consolidation or merger, Quaker, or any successor thereto, is the surviving or continuing corporation, or

(b) the person (if other than Quaker, or any successor thereto) formed by such consolidation or into which Quaker is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Quaker and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Quaker and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued or assumed on a co-issuer basis by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the indenture on the part of Quaker to be performed or observed;

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above no default and no event of default shall have occurred or be continuing; and

(3) Quaker or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.

Notwithstanding the provisions under this heading above:

(1) any subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to Quaker or to another subsidiary; and

(2) Quaker or any subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of Quaker or such subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries of Quaker, the capital stock of which constitutes all or substantially all of the properties and assets of Quaker, shall be deemed to be the transfer of all or substantially all of the properties and assets of Quaker.

As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Quaker in a transaction that is subject to, and that complies with the foregoing, the successor person formed by such consolidation or into or with which Quaker is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Quaker shall refer instead to the successor person and not to Quaker), and may exercise every right and power of Quaker under the applicable indenture with the same effect as if such successor person had been named as Quaker in the indenture; and thereafter the predecessor Quaker shall be relieved from the obligation to pay the principal of and interest on the debt securities and from any further obligation under the applicable indenture.

Events of Default and Remedies

Each indenture provides that each of the following constitutes an event of default with respect to debt securities of any series:

(1) default for 30 days in the payment when due of interest on the debt securities of such series;

(2) default in payment of the principal of or premium, if any, on the debt securities of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3) failure to comply with any of our other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Quaker or any subsidiary of Quaker (or the payment of which is guaranteed by Quaker or any subsidiary of Quaker) whether such indebtedness or guarantee now exists, or is created after the such series of debt securities was first issued, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, or

(b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default as described above or the maturity of which has been so accelerated, aggregates $10 million or more;

(5) failure by Quaker or any subsidiary of Quaker to pay final judgments aggregating in excess of $10 million, net of any amounts reasonably expected to be covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6) certain events of bankruptcy or insolvency with respect to Quaker.

If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the indenture or the debt securities of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Quaker, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.

Notwithstanding any other provision of the applicable indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.25% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the applicable indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the event of default is continuing.

The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default with respect to the debt securities of such series and its consequences under the applicable indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or shareholder of Quaker, in such capacity, will have any liability for any obligations of Quaker under any series of debt securities, the applicable indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Payment Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar without notice to any holder of the debt securities.

Conversion Rights

If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of such debt security for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the applicable indenture (including, without limitation, any provisions relating to any mandatory offer by Quaker to purchase or repurchase any debt securities and the defined terms used therein) and the debt securities issued thereunder may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in aggregate principal amount then outstanding of such series of debt securities voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for such series of debt securities).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1) reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities;

(3) reduce the rate of or change the time for payment of interest on any debt security;

(4) waive a default or event of default in the payment of principal of or premium, if any, or interest on any series of debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(5) make any debt security payable in a currency other than that stated in the debt securities;

(6) make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

(7) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

(8) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities of one or more series, we and the trustee may amend or supplement the applicable indenture or the debt securities:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation;

(4) to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the applicable indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

(6) to conform the text of the applicable indenture or the debt securities of any series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the applicable indenture or the debt securities of such series;

(7) to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture prior to such issuance of additional debt securities;

(8) to secure the debt securities of any series;

(9) to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

(10) to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

(11) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the applicable indenture; or

(12) to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

In addition, any waiver or amendment to the provisions of the article of the applicable indenture that governs subordination, if applicable, will require the consent of the holders of at least 66 2/3% in aggregate principal amount then outstanding of a series of debt securities affected by such waiver or amendment voting as a separate class, if such amendment would adversely affect the rights of holders of debt securities of such series.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the applicable indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default with respect to such series of debt securities shall have occurred and be continuing either:

(a) on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

(b) insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence, shall immediately cease to be effective);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:

(1) either:

(a) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no default or event of default with respect to such series of debt securities has occurred and is continuing on the date of the deposit (other than a default or event of default with respect to such series of debt securities resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3) We have paid or caused to be paid all sums payable by us under the applicable indenture as they relate to such series of debt securities; and

(4) We have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the applicable indenture.

Concerning the Trustee

Each of the indentures contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to debt securities of such series, subject to certain exceptions. Each of the indentures provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours.

DESCRIPTION OF PREFERRED STOCK

When we refer to “Quaker,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Quaker Chemical Corporation and not any of our subsidiaries or associated companies.

Our articles of incorporation permits us to issue, without prior permission from our shareholders, up to 10,000,000 shares of our $1 par value preferred stock. No shares of our preferred stock are currently issued or outstanding. However, see the discussion in this prospectus under the heading “Description of Common Stock” regarding our shareholder rights plan pursuant to which shares of Class B preferred stock may be issued under certain circumstances.

Our board of directors may, without further action of the shareholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•

any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•

whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•

whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•

while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•

the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable.

Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our articles of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, Bylaws and Statutes.”

The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the description in this prospectus under the headings “Description of Preferred Stock.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

When we refer to “Quaker,” “the company,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Quaker Chemical Corporation and not any of our subsidiaries or associated companies.

Our authorized common stock consists of 30,000,000 shares of common stock, par value $1.00 per share. As of January 8, 2010, 11,087,630 shares of common stock were issued and outstanding and held of record by approximately 1,063 shareholders. The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and the resolution of our board of directors establishing and designating Series B Preferred Stock as a series of our preferred stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional resolution(s) of our board of directors establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

Each holder of shares of our common stock that have been owned beneficially by that holder for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquired beneficial ownership of the shares (the “36 Month Holding Period”) is entitled to 10 votes for each such share, so long as the holder continues to beneficially own those shares. Each holder of shares of our common stock that the holder has owned beneficially for less than the 36 Month Holding Period is entitled to only one vote for each such share until the holder has beneficially owned them for the 36 Month Holding Period. Each change in beneficial ownership with respect to a particular share begins a new “1 vote” holding period for that share. A change in beneficial ownership of shares occurs whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. A share of our common stock held of record on a record date is presumed to be owned beneficially by the record holder and for the period shown by our shareholder records. A share of our common stock held of record in “street” or “nominee” name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee is presumed to have been held for a period of less than the 36 Month Holding Period. A shareholder desiring to rebut this presumption is required to complete and execute an affidavit which is available from Quaker upon request. Evidence, in the form of a trade confirmation or account statement indicating ownership throughout the 36 Month Holding Period, is also required. Nevertheless, the company, at its sole discretion, determines the adequacy of the evidence presented. Under our voting provisions, no change in beneficial ownership is deemed to have occurred solely as a result of any of the following:

•	a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

•	a transfer by a trustee to a trust beneficiary under the terms of the trust;

•	the appointment of a successor trustee, guardian, or custodian with respect to a share; or

•

a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power.

Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of any preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. For a description of the provisions of our articles of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of Quaker, see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, Bylaws and Statutes.”

For information concerning the associated rights included with our common stock under our rights agreement dated as of March 6, 2000 (the “Rights Agreement”), see “Shareholder Rights Plan,” below. The Rights Agreement and the rights thereunder will expire on March 20, 2010, unless earlier terminated by the company. In the event that we adopt a new shareholder rights plan or similar plan that involves the distribution to our shareholders of rights under the new plan, any common stock we offer would also include any associated rights under the new plan, subject to the terms and conditions of that plan.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the New York Stock Exchange under the symbol “KWR.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Shareholder Rights Plan

On March 6, 2000, pursuant to our Rights Agreement, our board of directors authorized and declared a dividend distribution of one right (“Right”) for each share of our common stock outstanding at the close of business on March 6, 2000 (the “Record Date”) and authorized the issuance of one Right for each share of our common stock issued between the Record Date and the “Distribution Date,” as defined.

Until the earlier to occur of (i) a public announcement that, without the prior consent of our board, a person (other than certain excluded persons) or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of our outstanding common stock (or an additional 5% or more of our outstanding common stock in the case of any Acquiring Person who beneficially owns 20% or more of our outstanding common stock as of the Record Date) or (ii) 10 business days (or such later date as may be determined by action of our board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (which has not been determined by the board to be in the best interests of the company and its shareholders) the consummation of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced solely by the certificates for the common stock registered in the names of the holders of the common stock and not by separate certificates.

Until the Distribution Date, the transfer of any certificates for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificates. Should the company purchase or acquire any shares of our common stock after the Record Date, but prior to the Distribution Date, any Rights associated with those shares will be deemed cancelled and retired. As soon as practicable after the Distribution Date, certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the Distribution Date.

The Rights may be exercised in whole or in part after the Distribution Date upon surrender of the Rights certificate, but before the earlier of (i) March 20, 2010 (the “Final Expiration Date”) or (ii) the time at which the Rights are redeemed or terminated by the company (the earlier of such dates being called the “Expiration Date”). Until a Right is exercised, the Rights holder as such, will have no rights as a shareholder of the company, including without limitation, the right to vote or to receive dividends.

Initially, each Right entitles the registered holder to purchase from the company one one-hundredth of a share of Series B preferred stock, par value $.01 per share, at a price of $65.00 per one one-hundredth of a share. The purchase price and the number and kind of preferred shares or capital stock are subject to adjustment from time to time to prevent dilution in the event (i) of a stock dividend on any security of the company payable in preferred shares, (ii) of a subdivision, combination or reclassification of the preferred stock, (iii) the company fixes a record date for the issuance of rights, options or warrants to holders of any security of the company entitling them to subscribe for or purchase preferred shares at a price, or securities convertible into preferred shares with a conversion price, less than the then current market price of the preferred shares, or (iv) the company fixes a record date for a distribution to all holders of preferred shares of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable on preferred shares) or subscription rights or warrants (other than those in (iii), above).

The Series B preferred stock purchasable upon the exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the company may issue (unless otherwise provided in the terms of such stock). Each share of Series B preferred stock will be entitled to a preferred dividend equal to 100 times any dividend declared on the common stock. In the event of liquidation, the holders of Series B preferred stock will receive a preferred liquidation payment equal to $1.00 per share of Series B preferred stock, plus an amount equal to accrued and unpaid dividends and distributions thereon. After the holders of common stock receive a distribution equal to the preferred liquidation payment, the holders of the Series B preferred stock and the holders of the common stock share ratably in all further liquidation distributions. Each share of Series B preferred stock will have 100 votes, voting together with the common stock. In the event of a merger, consolidation or other transaction in which the company’s common stock is exchanged, each share of Series B preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series B preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. The company will make the appropriate rounding adjustments so that Rights certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

In the event that any person becomes an Acquiring Person, each Right beneficially owned by the Acquiring Person becomes null and void. In the event that a person becomes an Acquiring Person, or the company is the surviving corporation in a merger with an Acquiring Person, or an Acquiring Person engages in one or more “self-dealing” transactions with the company, as set forth in the Rights Agreement, or during such time as there is an Acquiring Person an event occurs which results in such Acquiring Person’s ownership interest being increased by more than 1% (e.g., by means of a recapitalization), then, in each such case each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise of the Right and payment of the then current purchase price that number of one one-hundredths of a share of Series B preferred stock having a market value of two times that purchase price.

In the event that, after the Distribution Date, the company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of that purchase price.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of our outstanding common stock and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one one-hundredth of a share of Series B preferred stock or one share of our common stock per Right (subject to adjustment).

At any time prior to 10 days after the first public announcement that there is an Acquiring Person, our board may redeem the Rights in whole, but not in part, at a price of $.01 per right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the board without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

A copy of the Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the foregoing summary description of the Rights is qualified in its entirety by reference to the Rights Agreement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of November 23, 2009, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of a warrant;

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the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

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if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

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the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND STATUTES

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions

The provisions of Pennsylvania law, and of our articles of incorporation and bylaws, as well as our shareholder rights plan, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.

Pennsylvania Business Corporation Law

Subchapter 25F of the Pennsylvania Business Corporation Law of 1988, as amended, or the BCL, generally prohibits certain business combinations of a registered corporation with an interested shareholder (i.e., a beneficial owner of 20% or more of the voting stock) of such corporation. A “registered corporation” generally is a Pennsylvania corporation that, like our company, has a class of shares registered under the Securities Exchange Act of 1934, as amended. The term “business combination” is broadly defined to include most merger, consolidation and similar transactions as well as transfers of substantial amounts of assets. Subchapter 25F places a five-year moratorium on most business combinations between a registered corporation and an interested shareholder or its affiliates and associates. The five-year period begins on the date that the interested shareholder crosses the 20% threshold, known as the “share acquisition date.” Because we have not elected to “opt out” from the application of Subchapter 25F by means of an amendment to our articles of incorporation or by-laws, the provisions of Subchapter 25F would apply to any business combination involving our company and an interested shareholder.

There are limited exceptions to the five-year moratorium on business combinations with interested shareholders. First, if either the business combination itself, or the applicable interested shareholder’s crossing the 20% threshold, is approved by the corporation’s board prior to the applicable interested shareholder’s share acquisition date, such business combination, or other business combinations with that interested shareholder, would be exempt from the application of Subchapter 25F. In addition, business combinations approved by a majority of the votes of all shareholders other than the interested shareholder, at a meeting held at least three months after the interested shareholder acquires at least 80% of the corporation’s outstanding voting stock, will likewise be exempt if, among other tests, the other shareholders receive in the business combination an aggregate amount of per share consideration equal to at least the highest per share price paid by the interested shareholder over the previous five years, plus a specified amount of interest.

Even following the expiration of the five-year moratorium, a business combination with an interested shareholder must still either be approved by a majority of the shares not held by the interested shareholder, or provide to the other shareholders per share compensation that meets the highest price per share test referred to above.

The BCL also provides for additional anti-takeover provisions regarding registered corporations relating to:

•	“control transactions,” under which shareholders can require an interested shareholder to buy their shares for “fair value,” as defined in the BCL;

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“control share acquisitions,” under which interested shareholders lose their voting rights until such rights are restored by, among other requirements, the affirmative vote of a majority of the “disinterested shares,” as defined in the BCL; and

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“disgorgements,” under which interested shareholders (or persons that announce an intention to become an interested shareholder) can be required to disgorge certain profits from trading in the registered corporation’s stock.

Because we have specifically opted out of these various additional BCL provisions pursuant to bylaw amendments as provided in the relevant sections of the BCL, none of these provisions currently would apply to us or to a non-negotiated attempt to acquire control of our company, although such an attempt would still be subject to the various requirements in our articles of incorporation as described below. Moreover, we can reverse the “opt out” from one or more of these provisions by means of a bylaw amendment adopted by our board, without shareholder approval, after which the BCL provisions or provisions for which we reversed the “opt out” would then apply to an attempt to acquire control of our company.

Under Section 1715 of the BCL, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, factors including:

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the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments,

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence,

•	the resources, intent and conduct of any person seeking to acquire control of us, and

•	all other pertinent factors.

Articles of Incorporation

“Blank Check” Preferred Stock.” Our board of directors is authorized by our articles of incorporation to designate and issue, without shareholder approval, preferred stock with such terms as our board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our company or an unsolicited acquisition proposal.

Two Tier Voting Rights. Our articles of incorporation provide that each holder of shares of our common stock that have been owned beneficially by that holder for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquired beneficial ownership of the shares (the “36 Month Holding Period”) is entitled to 10 votes for each such share, so long as the holder continues to beneficially own those shares, while the shares of our common stock owned beneficially for less than the 36 Month Holding Period entitle the holder to only one vote for each such share until the holder has beneficially owned the shares for the 36 Month Holding Period. These voting provisions, which are more fully described in this prospectus under the heading “Description of Common Stock,” could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Business Combinations with Related Persons. Article 9 of our articles of incorporation prohibits us from engaging in a “Business Combination” with a “Related Person” unless:

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our “Continuing Directors” by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of our voting stock that caused the Related Person to become a Related Person; or

•	each of the following conditions is satisfied:

•

the aggregate amount of the cash and the fair market value, as determined by two-thirds of our Continuing Directors, of the property, securities or other consideration to be received (including, without limitation, Quaker common stock or other capital stock of Quaker retained by shareholders of Quaker other than Related Persons or parties to such Business Combination in the event of a Business Combination in which Quaker is the surviving entity) per share of our capital stock in the Business Combination by holders of capital stock, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” paid by the related person in acquiring any of its holdings of our capital stock; and

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a proxy or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and with the provisions of Article 9 has been mailed to all shareholders of the company at least 30 days prior to the consummation of the Business Combination (whether or not the proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

For purposes of article 9 the respective meanings of the following terms are as follows:

“Business Combination” means (i) any merger or consolidation of Quaker or a subsidiary of Quaker into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part of the assets of Quaker (including without limitation any securities of a subsidiary) or of a subsidiary of Quaker; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with Quaker or to or with a subsidiary of Quaker (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person; (iv) the issuance of any securities of Quaker or of a subsidiary of Quaker to a Related Person (other than an issuance of securities which is effected on a pro rata basis to all shareholders of Quaker); (v) any recapitalization or reclassification of securities (including any reverse stock split) of Quaker which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding Voting Stock of Quaker owned by a Related Person; (vi) the adoption of any plan or proposal for the liquidation or dissolution of Quaker proposed by or on behalf of a Related Person; and (vii) the acquisition by Quaker or by a subsidiary of Quaker of any securities of a Related Person.

“Related Person” means any individual, corporation, partnership or other person or entity (other than any subsidiary of Quaker and other than any profit-sharing, employee stock ownership or other employee benefit plan of Quaker or a subsidiary of Quaker) which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of article 9 by the shareholders of Quaker (collectively and as so in effect, the “Exchange Act”)), are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of ten (10%) percent or more of the outstanding shares of Voting Stock of Quaker, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of Voting Stock of Quaker that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 of the Exchange Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be beneficially owned by the Related Person and to be outstanding for purposes of the definition of the term Related Person.

“Substantial Part” means assets having a fair market value, as determined by two-thirds of the Continuing Directors, of more than twenty (20%) percent of the total consolidated assets of Quaker and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

“Voting Stock” means all outstanding shares of capital stock of Quaker entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock refers to such proportion of the votes entitled to be cast by such shares.

“Continuing Director” means a director who was a member of the board of directors of Quaker at the date of the adoption of article 9 by the shareholders of Quaker, together with each director who either (i) was a member of Quaker’s board of directors immediately prior to the time that the Related Person involved in a Business Combination became the Beneficial Owner of ten (10%) percent of the Voting Stock of Quaker, or (ii) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

Under article 9, a Related Person is deemed to have acquired a share of the Voting Stock of Quaker at the time the Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

“Highest Per Share Price” and “Highest Equivalent Price,” as used in article 9 means the following: If there is only one class of capital stock of Quaker issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of Quaker issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of Quaker, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of Quaker. In determining the Highest Per Share Price and Highest Equivalent Price, appropriate adjustments shall be made for recapitalizations and for stock splits, stock dividends and like distributions or transactions, and all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares of capital stock of Quaker acquired by the Related Person. Article 9 provides that, in the case of any Business Combination with a Related Person, the Continuing Directors should determine the Highest Equivalent Price for each class and series of the capital stock of Quaker.

Classified Board of Directors. In accordance with the provisions of our articles of incorporation, our board of directors is divided into three classes with each class elected to serve for a three-year term and the terms of the classes staggered so that only one class of directors is elected each year. The fact that only one class of our board’s directors is elected each year could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Super Majority Vote Required to Amend Certain Provisions of the Articles of Incorporation. The Pennsylvania corporate law provides generally that the affirmative vote of a majority of the votes cast by all shareholders entitled to vote is required to amend a corporation’s articles of incorporation, unless the corporation’s articles of incorporation require a greater percentage. Our articles of incorporation provide that any amendment of the provisions of article 7 (relating to our board of directors, including the division of the board into three classes), article 8 (relating to special meetings of shareholders) or article 9 (relating to certain transactions with related parties, including mergers, consolidations or sales or other dispositions of all or a substantial part of our assets) requires an affirmative vote of 80% of the votes entitled to be cast on the matter. The 80% shareholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any amendment to our articles of incorporation is submitted to shareholders.

Bylaw Provisions

Authority to Fill Board Vacancies. Under our bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may be filled by vote of a majority of our directors then in office, even if less than a quorum. The authority of the remaining members of our board to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Calling of Special Meeting. Our bylaws provide that special meetings of the shareholders may only be called by the chairman of the board of directors, the president or the board of directors, or by shareholders entitled to cast not less than four-fifths of the votes which all shareholders are entitled to cast at the meeting. The limited ability of our shareholders to call a special meeting of the shareholders may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

These and other provisions contained in our articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which shareholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of shareholders to remove current management or approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.

Limitations of Liability and Indemnification of Directors and Officers

Our bylaws, as approved by our shareholders, limit the liability of our directors to us and our shareholders. Specifically, other than with respect to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law, a director will not be personally liable for monetary damages for any action taken, or failure to take any action, unless he or she has both:

•	breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the Pennsylvania Consolidated Statutes; and

•	the breach or failure to perform constitutes self dealing, willful misconduct or recklessness.

Our bylaws generally provide that we shall indemnify our officers and directors and hold them harmless to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exist or may hereafter be amended (but, in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than we were permitted to provide prior to the amendment), against all expense, liability and loss reasonably incurred or suffered in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or suit by or in the right of the company, by reason of the fact that he or she is or was a director or officer of Quaker, whether the basis of the proceeding is alleged action in an official capacity as director or officer, or in any other capacity. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors and officers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the method of distribution and the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Offers to purchase securities may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Quaker Chemical Corporation’s Current Report on Form 8-K dated November 23, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Quaker Chemical Corporation for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

QUAKER CHEMICAL CORPORATION

$100,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

PREFERRED STOCK PURCHASE RIGHTS

WARRANTS

UNITS

PROSPECTUS

                    , 2010

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Quaker Chemical Corporation in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$5,580
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving fees		*
Trustee and Transfer Agent’s fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL, and Section 7.1F of Quaker Chemical Corporation’s Bylaws permits it, at its own expense, to maintain insurance to protect its directors and officers, among others, against any expense, liability or loss, whether or not it has the power to indemnify such persons against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. Quaker Chemical Corporation currently maintains directors and officers liability insurance on behalf of its directors and officers.

Section 1748 of the PBCL applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Section 7.1 of Quaker Chemical Corporation’s Bylaws contains provisions requiring it to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

1.1***	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Quaker Chemical Corporation. Incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996. (SEC File No. 001-12019).

4.2	Bylaws of Quaker Chemical Corporation. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. (SEC File No. 001-12019).

4.3	Shareholder Rights Plan dated March 6, 2000. Incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K filed on March 7, 2000. (SEC File No. 001-12019).

4.4*	Form of Senior Debt Indenture (including form of Senior Note).

4.5*	Form of Senior Subordinated Debt Indenture (including form of Senior Subordinated Note).

4.6*	Form of Subordinated Debt Indenture (including form of Subordinated Note).

4.7***	Form of Warrant Agreement.

4.8***	Form of Warrant Certificate (to be included in Exhibit 4.7).

4.9**	Specimen certificate for shares of common stock, $1.00 par value, of Quaker Chemical Corporation.

4.10***	Form of Certificate of Designation.

4.11***	Form of Preferred Stock Certificate.

Exhibit Number	Description of Exhibit

4.12***	Form of Deposit Agreement.

4.13***	Form of Depositary Receipt (to be included in Exhibit 4.12).

4.14***	Form of Unit Agreement.

4.15***	Form of Unit Certificate (to be included in Exhibit 4.14).

5.1*	Opinion of Duane Morris LLP.

12.1**	Computation of Ratios.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

25.1****	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	Previously filed.
***	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
****	To be filed separately on a delayed basis under the electronic form type “305 B2.”

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania, on January 13, 2010.

QUAKER CHEMICAL CORPORATION

By	/s/ MICHAEL F. BARRY
Michael F. Barry Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL F. BARRY Michael F. Barry	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	January 13, 2010

* Mark A. Featherstone	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 13, 2010

* George H. Hill	Global Controller (Principal Accounting Officer)	January 13, 2010

* Joseph B. Anderson, Jr.	Director	January 13, 2010

* Patricia C. Barron	Director	January 13, 2010

* Donald R. Caldwell	Director	January 13, 2010

* Robert E. Chappell	Director	January 13, 2010

* William R. Cook	Director	January 13, 2010

* Edwin J. Delattre	Director	January 13, 2010

* Jeffry D. Frisby	Director	January 13, 2010

* Ronald J. Naples	Director	January 13, 2010

* Robert H. Rock	Director	January 13, 2010

*By	/s/ MICHAEL F. BARRY
Michael F. Barry Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1***	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Quaker Chemical Corporation. Incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996. (SEC File No. 001-12019).

4.2	Bylaws of Quaker Chemical Corporation. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. (SEC File No. 001-12019).

4.3	Shareholder Rights Plan dated March 6, 2000. Incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K filed on March 7, 2000. (SEC File No. 001-12019).

4.4*	Form of Senior Debt Indenture (including form of Senior Note).

4.5*	Form of Senior Subordinated Debt Indenture (including form of Senior Subordinated Note).

4.6*	Form of Subordinated Debt Indenture (including form of Subordinated Note).

4.7***	Form of Warrant Agreement.

4.8***	Form of Warrant Certificate (to be included in Exhibit 4.7).

4.9**	Specimen certificate for shares of common stock, $1.00 par value, of Quaker Chemical Corporation.

4.10***	Form of Certificate of Designation.

4.11***	Form of Preferred Stock Certificate.

4.12***	Form of Deposit Agreement.

4.13***	Form of Depositary Receipt (to be included in Exhibit 4.12).

4.14***	Form of Unit Agreement.

4.15***	Form of Unit Certificate (to be included in Exhibit 4.14).

5.1*	Opinion of Duane Morris LLP.

12.1**	Computation of Ratios.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

25.1****	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	Previously filed.
***	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
****	To be filed separately on a delayed basis under the electronic form type “305 B2.”